Exhibit 23.2
February 8, 2012

To the Board of Directors of
Reynolds Group Holding Limited

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form F-4 of Reynolds Group Holding Limited of our report dated July 8, 2011 relating to the carve-out combined financial statements of Dopaco, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP1
Montréal, Canada

[1]	Chartered accountant auditor permit no. 19653